Exhibit 4.2

NUMBER	SPECIMEN EAGLE SHARE RIGHT CERTIFICATE

INFINITE EAGLE ACQUISITION CORP

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

RIGHT

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP _________

THIS CERTIFIES THAT, for value received

is the registered holder of a right or rights (the “Eagle Share Right”) to automatically receive one twenty-fifth of one Class A ordinary share, $0.0001 par value (the “Class A Ordinary Share”), of Infinite Eagle Acquisition Corp (the “Company”) for each Eagle Share Right evidenced by this Eagle Share Right Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Eagle Share Right Certificate pursuant to the Rights Agreement between the Company and Efficiency INC., as Rights Agent. In no event will the Company be required to net cash settle any Eagle Share Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Memorandum and Articles of Association, the Eagle Share Right shall expire and be worthless. The holder of an Eagle Share Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Eagle Share Right Certificate at the office or agency of the Rights Agent, a new Eagle Share Right Certificate or Eagle Share Right Certificates of like tenor and evidencing in the aggregate a like number of Eagle Share Rights shall be issued to the transferee in exchange for this Eagle Share Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional share upon exchange of Eagle Share Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Eagle Share Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

This Eagle Share Right does not entitle the registered holder to any of the rights of a shareholder of the Company.

Dated:______________

CHAIRMAN	CHIEF FINANCIAL OFFICER

Efficiency INC., as Rights Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)

TEN ENT	—	as tenants by the entireties			under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional Abbreviations may also be used though not in the above list.

Infinite Eagle Acquisition Corp

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Class A Ordinary Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, _______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Eagle Share Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer said rights on the books of the within named Company will full power of substitution in the premises.

Dated __________________

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust account (as defined in the Prospectus).

3